Exhibit 5

780 NORTH WATER STREET MILWAUKEE, WISCONSIN 53202-3590 Tel 414-273-3500 Fax 414-273-5198 www.GKLAW.COM

April 4, 2014

Associated Banc-Corp

433 Main Street

Green Bay, WI  54301

Ladies and Gentlemen:

We have acted as counsel to Associated Banc-Corp, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about April 4, 2014 (the “Registration Statement”).  The Registration Statement relates to the offering of shares of the Company’s common stock, $0.01 par value, with an aggregate offering price not to exceed $500,000,000  (the “Shares”), from time to time in connection with acquisitions by the Company of businesses, assets or securities of other companies (each an “Acquisition”).

We have examined:  (a) the Registration Statement, (b) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, (c) certain resolutions of the Company’s Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that the Shares are duly authorized and will be validly issued, fully paid and non-assessable when:  (i) the Board of Directors shall have taken all necessary corporate action to approve the issuance of Shares in connection with an Acquisition, and (ii) the Shares are issued in accordance with the Registration Statement and related prospectus (as amended and supplemented through the date of issuance, as applicable) and payment is made therefor in accordance with the applicable Acquisition agreements.

The foregoing opinion is limited to the laws of the State of Wisconsin.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof and any amendment thereto.  In giving this consent, however, we do not admit that we are “experts”, or within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

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